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                                                                     EXHIBIT F-2

Contributions and Memberships (excluding Service Company reported on U-13-60)

Contributions


MINNEGASCO
12 Civic organizations               $37,500
Habitat for Humanity - Twin          $12,000
Cities

Greater Minneapolis                  $15,000
Metropolitan Housing
Corporation (GMMHC)

Dunwoody Institute                   $30,000
Salvation Army - Heat Share          $72,000
Fuel Fund Program

2 educational organizations           $9,000

Twin Cities Tree Trust               $10,000
Minnesota Environmental              $20,000
Initiative -Energy Alley

United Way - Targeted Outstate       $11,840
Minnesota Communities

United Way - Minneapolis            $100,000

SOUTHERN GAS OPS EXCLUDING
ARKLA, HOUSTON GAS

4 United Way (various cities)        $14,000

17 civic & educational               $18,680
organizations

CENTERPOINT HOUSTON ELECTRIC

8 chambers of commerce                $9,050
84 civic organizations              $189,662
Juvenile Diabetes Foundation         $10,000
21 Educational organizations         $59,550
5 Environmental organizations         $9,000
United Way - Baytown                 $10,000
United Way - Brazoria County         $13,500

United Way - Galveston               $15,500
4 YMCAs                               $4,000
American Red Cross                   $12,700

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


TEXAS GENCO

Greater Houston Partnership           $1,000

Society of Women Engineers -          $3,000
Texas A&M University

Texas A & M University -              $5,000
Stinson Scholarship Program

Galveston Bay Foundation              $1,500
United Way - Limestone               $10,000
Employee Fund (contribution)

MRT

United Way - Greater St. Louis       $10,000
Area

CEGT

Multiple Sclerosis - MS- 150         $10,000
Race Sponsorship

ARKLA

3 Chambers of Commerce                $5,000
24 Civic organizations               $48,650
10 Educational organizations         $14,122
2 March of Dimes campaigns            $1,500
2 United Way campaigns                $3,000
United Way - Pulaski County          $27,000
United Way - Northwest               $27,000
Louisiana

Shreveport Economic                  $15,000
Development Grant

2 governmental organizations          $2,500

HOUSTON GAS

4 civic organizations                $17,525


MEMBERSHIPS

CEHE

Edison Electric Institute                   $600,840
31 Chambers of Commerce                      $41,170
6 Economic development organizations         $15,000

18 Miscellaneous organizations               $37,585
Common Ground Alliance                       $10,000

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

TEXAS GENCO

Houston Business Rountable                    $5,500

MRT

Chamber of Commerce & Eco development         $1,425

CEGT

Pipeline Research Council International     $120,883
Southern Gas Association                     $11,834

ARKLA

AGA                                          $43,752
3 state gas assns                             $3,430
Southern Gas Association                     $11,834
Southern Gas Association

31 Chambers of Commerce                      $62,832
8 miscellaneous organizations                 $7,990

ENTEX

AGA                                         $147,000
3 state gas associations                      $7,601
12 Chambers of Commerce                      $10,726
2 misc. organizations                         $1,500

HOUSTON GAS OPERATIONS

AGA                                          $75,036
Southern Gas Assn                             $7,498
2 misc organizations                          $1,385
2 Chambers of Commerce                        $3,650